UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2010

Blue Earth Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-140438	26-1909139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13511 Granville Ave , Clermont, FL	34711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  352-729-0150

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Blue Earth Solutions, Inc. is referred to herein as “we”, “our” or “us”

SECTION 8 – Other Events

Item 8.01 – Other Events

Background
As reflected in our Form 10-Q for the quarterly period ending September 30, 2009 , on July 1, 2009, we acquired American Marketing and Sales, Inc. (“AMS”), a plastic injection molding business. The specific terms of the AMS acquisition are contained at notes 6 and 9 to our financial statements for the period ending September 30, 2009, including that as part of the AMS purchase, we entered into a $5,450,000 note secured by AMS’ assets and stock and payable to the former stockholders of AMS (the “Note”). The Note accrues interest at 6% and the entire note balance, including accrued interest, is due and payable on December 7, 2010, but contains rights to call the Note prior to the December 7, 2010 due and payable date. On March 2, 2010, we received written notice from the representative of the holder of the note, Leonard J. Tocci, for payment in full of all amounts due under the terms of the Note within sixty (60) days of the notice.

Notice to Retain Collateral in Satisfaction of Debt
On May26, 2010 we received a written notice from the representative of the holder of the note, Leonard J. Tocci, that they accept the collateral in full satisfaction of said note and the foreclosure of said collateral is effective immediately.

As a result of this transaction our operations and financial condition are negatively affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Earth Solutions, Inc.

Date: June 4, 2010	By:	/s/Patricia Cohen
Patricia Cohen
Chief Executive Officer